Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Restarting 100% Unhedged Uranium Production in Wyoming

Corpus Christi, TX, January 16, 2024 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that the Company’s Board of Directors has approved restarting uranium production at its fully permitted, and past producing, Christensen Ranch In-Situ Recovery (“ISR”) operations in Wyoming. The recovered uranium will be processed at the fully operational Irigaray Central Processing Plant (“CPP”) with a current licensed capacity of 2.5 million pounds U3O8 per year. The Irigaray CPP is the hub central to four fully permitted ISR projects in the Powder River Basin of Wyoming, including Christensen Ranch.

The first production is expected during August of this year and will be funded with existing cash on the Company’s balance sheet. As UEC’s strategy has been to remain 100% unhedged, produced uranium will be sold at prevailing spot market prices which was $106 per pound U3O8 as of January 15, 2024 as reported by UxC.

In the coming months, the Company will provide additional information on the expected volumes for the first year of production. The key focus in the final pre-production phase before the August restart is hiring and training of additional operations personnel to augment UEC’s experienced operations team to ensure a successful ramp-up of uranium production. New personnel are anticipated to be hired from local communities such as Buffalo, Gillette, Casper, Kaycee and Wright.

Amir Adnani, President and CEO stated: “This is the moment we have been working towards for over a decade, having acquired and further developed leading U.S. and Canadian assets with an exceptional, deeply experienced operations team. Uranium market fundamentals are the best the industry has witnessed, and various supply shocks have accelerated the bull market with recent prices eclipsing the $100 per pound level. With this exciting backdrop, we are pleased to announce our production restart in Wyoming.”

Mr. Adnani continued: “In addition to restarting production at the Company’s Wyoming operations, initiatives to resume production are also being advanced at our South Texas Hub & Spoke platform. We will provide more updates on the timing for this restart as milestones are achieved in that plan.”

Largest S-K 1300 Compliant ISR Uranium Resource Base(1) in the United States and Balance Sheet Strength

●	The Irigaray CPP is the hub central to eleven satellite ISR projects across the Powder River Basin and Great Divide Basin, four of which are fully permitted.

●	Total Measured and Indicated resources disclosed in Wyoming projects(1) are 66,198,200 lbs. with 58,460,000 tons with an average portfolio grade of 0.057% eU3O8.

NYSE American: UEC

●	Total Inferred resources disclosed in Wyoming projects(1) are 15,053,700 lbs. with 10,859,000 tons with an average portfolio grade of 0.069% eU3O8.

●

Combined with South Texas Hub & Spoke ISR Platform, UEC controls the largest S-K 1300 compliant ISR resource base(1) in the United States with over 75,000,000 lbs of Measured and Indicated resources and 25,000,000 lbs of Inferred resources(2).

●	$213.7 million of cash and liquid assets, with no debt, as of October 31, 2023.

(1) The Measured, Indicated and Inferred resources are the combined totals from the Company’s Regulation S-K 1300 compliant Technical Report Summaries that are available on the Company’s website and on EDGAR for each of the following:

(a) Texas Hub and Spoke ISR Project, TX, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495573.htm); and

(b) Wyoming ISR Hub and Spoke Project, WY, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495574.htm).

(2) Texas has 9,126,700 pounds in 4,738,000 tons for an average portfolio grade of 0.096% eU3O8 of Measured and Indicated resources, and 9,924,100 pounds in 5,469,000 tons for an average portfolio grade of 0.091% eU3O8 of Inferred resources.

Wyoming Pre-production Preparations Completed

To enable a faster production restart, extensive preparations at the Christensen Ranch wellfields and satellite processing plant were completed in 2023. This included the re-installation of equipment, re-attachment of piping and a variety of electrical testing, repairs and upgrades to the existing facilities.

Since that time, additional work has progressed, including a detailed wellfield startup plan, drilling to identify additional resources, and submittal of an application to the Wyoming Department of Environmental Quality to expand the Irigaray CPP licensed capacity from 2.5 to 4 million pounds U3O8 per year. The Mine Units (“MU”) MU7, MU8 and MU10 and their associated modules (“Header Houses”) where operations will initially resume are located on the below Figure 1 (“Mine Units for Restart of Operations”).

NYSE American: UEC

Figure 1. Mine Units for Restart of Operations

The technical information in this news release have been reviewed and approved by Andrew Kurrus, P.Geo., Vice President of Resource Development, for the Company, being a Qualified Person as defined by Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

NYSE American: UEC

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

X (formerly known as Twitter): @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.